UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145
Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 29, 2026, Andrew Levin notified the board of directors (the “Board”) of Climb Bio, Inc. (the “Company”) of his resignation as a member of the Board, effective immediately.

Election of New Director

Also on June 29, 2026, upon the recommendation of the nominating and corporate governance committee of the Board, Breanna O’Reilly, Ph.D., was elected as a member of the Board, effective immediately. Dr. O’Reilly was elected to serve with a term expiring at the Company’s 2027 annual meeting of stockholders and thereafter until her successor has been duly appointed and qualified or until her earlier death, resignation or removal.

Dr. O’Reilly will receive compensation for her service as a non-employee director in accordance with the Company’s non-employee director compensation policy, including a grant on June 29, 2026 (the “Grant Date”) of an option to purchase 70,284 shares of the Company’s common stock at an exercise price equal to $13.36 per share, the closing price of the Company’s common stock on the Grant Date, which option will vest in equal monthly installments from June 29, 2026 (the “Vesting Commencement Date”) until the third anniversary of the Vesting Commencement Date, subject to her continued service. Dr. O’Reilly will also be entitled to receive (i) annual cash retainers in the amount of $40,000 for her service as a director and (ii) annual equity grants in accordance with the Company’s non-employee director compensation policy.

There are no arrangements or understandings between Dr. O’Reilly and any other persons pursuant to which Dr. O’Reilly was elected as a director. Dr. O’Reilly has no family relationships with any of the Company’s directors or executive officers. There are no related-party transactions and no proposed transactions between the Company and Dr. O’Reilly that would require disclosure under Item 404(a) of Regulation S-K.

Dr. O’Reilly has entered into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (File No. 333-257980) filed with the SEC on August 2, 2021 (an “Indemnification Agreement”), pursuant to which the Company may be required, among other things, to indemnify Dr. O’Reilly for certain expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by her in any action or proceeding arising out of her service to and activities on behalf of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Climb Bio, Inc.

Date: July 1, 2026	By:	/s/ Aoife Brennan
Aoife Brennan, M.B., Ch.B.
President and Chief Executive Officer